Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

COMPLIANCE & RISK MANAGEMENT CONSULTANTS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 25th day of February, 2015

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to DGCL §21, have overwhelmingly decided and RESOLVED that we have elected:

JOHN NETTLEFOLD as Director

The Above qualified Director, having been nominated, has accepted his position as DIRECTOR of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 25th February, 2015

By:	/s/ John Nettlefold,
John Nettlefold,
on behalf of the Majority Shareholders